Exhibit 99.1

Contact: Thomas A. Sterken Registered Agent (206) 623-1900

NEWS RELEASE

For release May 3, 2010

FRONTIER FINANCIAL CORPORATION ANNOUNCES FDIC RECEIVERSHIP OF ITS BANK SUBSIDIARY, FRONTIER BANK

EVERETT, WA – May 3, 2010 – Frontier Financial Corporation (NASDAQ: FTBK), announced today that on Friday, April 30, 2010, Frontier Bank, the wholly-owned subsidiary of the Corporation, was closed by the State of Washington, Department of Financial Institutions, Division of Banks (the “DFI”) and the Federal Deposit Insurance Corporation (the “FDIC”) was appointed as receiver of the Bank.

In addition, the Corporation announced that on April 30, 2010, immediately following the closure of the Bank, all of the directors of Frontier Bank resigned from its board.

The Corporation’s shares of Frontier Bank were its principal asset, and as a result of the Bank’s closure, the Corporation is insolvent and will either be dissolved and liquidated by its board of directors or file a Chapter 7 bankruptcy proceeding for liquidation.